- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CHEMPOWER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               [CHEMPOWER LOGO]
                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Chempower, Inc. (the "Company") will be held at the Holiday Inn, I-77 and Arlington Road, Akron, Ohio 44312, at 2:00 P.M., local time, on Thursday, May 2, 1996, for the following purposes:

     (1) To elect five (5) directors of the Company;

     (2) To approve an amendment to the Company's 1991 Incentive/Non-Qualified Stock Option Plan to increase the number of shares reserved for issuance under such plan;

     (3) To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 22, 1996 as the record date for determination of the shareholders entitled to receive notice of and to vote at the Annual Meeting.

     Information relating to the matters to be considered at the Annual Meeting is set out in the accompanying proxy statement ("Proxy Statement").

                             YOUR VOTE IS IMPORTANT

     You are urged to date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that your indicate your plans in this respect in the space provided on the enclosed form of proxy.

                                            By Order of the Board of Directors,
                                            ERNEST M. ROCHESTER
                                            Secretary

Akron, Ohio
April 5, 1996

                               [CHEMPOWER LOGO]
                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319
                      ------------------------------------

                                PROXY STATEMENT

                                                                   April 5, 1996

     The accompanying proxy is solicited by the Board of Directors of Chempower, Inc., an Ohio corporation, for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Holiday Inn at I-77 and Arlington Road, Akron, Ohio 44312, at 2:00 P.M., local time, on Thursday, May 2, 1996. Only holders of record of the Company's common stock, par value $.10 per share (the "Shares"), on March 22, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 7,565,113 Shares outstanding. Each such Share is entitled to one vote on all matters properly coming before the Annual Meeting. There is no cumulative voting in accordance with the Company's Articles of Incorporation.

     This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 5, 1996.

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company prior to the Annual Meeting stating that the proxy is revoked, by a subsequent proxy, or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or telegraph, and the Company may pay persons holding shares for others their expenses for sending proxy material to their principals. No solicitation will be made other than by directors, officers and employees of the Company.

1. ELECTION OF DIRECTORS

     The authorized number of directors of the Company is presently fixed at five. At the Annual Meeting, all five directors are to be elected to serve for one-year terms and until their successors shall be elected and qualified.

     The five nominees for directors are Messrs. Toomas J. Kukk, Ernest M. Rochester, Edward G. Kemp, Norman E. Jackson and Robert E. Rohr. All nominees are presently serving as directors of the Company. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for director, it is intended that shares represented by proxies will be voted for the election of the five nominees.

     All nominees have consented to being named in this Proxy Statement and to serve as a director if elected. Should any nominee subsequently be unable or unwilling to serve as a director, an event which the Board of Directors does not expect, then the proxies may be voted for such substitute nominee as may be named by the Board of Directors.

                      NOMINEES TO BE ELECTED AS DIRECTORS

     The following information concerning each nominee is based in part on information received from the respective nominees and in part on the Company's records:

         NAME AND YEAR                                    INFORMATION
            ELECTED                                        ABOUT THE
           A DIRECTOR                                      NOMINEES
- --------------------------------    -------------------------------------------------------
Toomas J. Kukk 1985                 Mr. Kukk, age 55, has been Chairman, President and
  (c)                               Chief Executive Officer of the Company since its
                                    organization in August, 1985.
Ernest M. Rochester 1988            Mr. Rochester, age 71, has been Secretary and Vice
  (a)(d)                            Chairman of the Company since March, 1989. Mr. Roch-
                                    ester has been a businessman active in private invest-
                                    ments and the sole proprietor of Parklynn Associates,
                                    North Canton, Ohio, a construction consulting firm,
                                    since January, 1984.
Edward G. Kemp 1988                 Mr. Kemp, age 54, has been a partner in the law firm of
  (a)(b)(c)                         Roetzel & Andress, Akron, Ohio, since May, 1972.
Norman E. Jackson 1993              Mr. Jackson, age 68, has been the Chairman of Asset
  (a)(b)(c)(d)                      Sales Associates, Inc., Canton, Ohio, an equipment
                                    sales company, since September, 1981. Mr. Jackson was
                                    Chairman of Galt Alloy, Inc. from 1982 to 1992 and
                                    Chairman of Controlled Power Corporation from 1964 to
                                    1989.
Robert E. Rohr 1995                 Mr. Rohr, age 40, has been Vice President - Finance and
  (b)(d)                            Treasurer of the Company since January 1989. Mr. Rohr
                                    was Controller of the Company from 1987 to 1989.

- ---------------

(a) Member of the Compensation Committee

(b) Member of the Audit Committee

(c) Member of the Stock Plan Committee

(d) Member of the Acquisition/Development Committee

                INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1995. All incumbent Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and the total number of meetings held by committees of the Board on which they served.

     The Board of Directors has established four committees to assist in the discharge of its responsibilities -- the Audit Committee, the Compensation Committee, the Stock Plan Committee and the Acquisition/Development Committee. The committees and the memberships of each of the committees are identified in the foregoing information relating to the election of the Directors. The general function of each committee and the number of meetings held by each committee during the last fiscal year are set forth below.

     The Audit Committee reviews the scope and results of the annual audit of the financial statements and the recommendations of the auditors pertaining to accounting practices, policies and procedures, and the system of internal controls followed by the Company. The Audit Committee also recommends to the Board of Directors the firm of independent public accountants to be selected as auditors of the Company and reviews all related party transactions on an ongoing basis. The Audit Committee held two meetings during the last fiscal year.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning compensation policies, salaries and other forms of compensation for management and certain other employees of the Company. The Compensation Committee held one meeting during the last fiscal year.

     The Stock Plan Committee reviews and makes recommendations to the Board of Directors concerning the granting of stock options to certain key employees and is responsible for administering the Company Employee Stock Ownership Plan. The Stock Plan Committee held one meeting during the last fiscal year.

     The Acquisition/Development Committee reviews and makes recommendations to the Board of Directors concerning potential acquisitions, the consideration to be exchanged for acquisitions and any and all other matters relating to the acquisition of businesses. The Acquisition/Development Committee held one meeting during the last fiscal year.

     Directors who are not employees of the Company received $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are offered reimbursement for travel expenses, if any, incurred in connection with Board and committee meetings attended.

              TRANSACTIONS AND OTHER ARRANGEMENTS WITH MANAGEMENT

     The Company leases certain real estate which is owned by Holiday Properties, an Ohio general partnership, the partners of which are Toomas J. Kukk and Ernest M. Rochester. Such leased real estate includes 807 East Turkeyfoot Lake Road in Akron, Ohio, the Company's principal office; 3600 Cardiff Avenue in Cincinnati, Ohio, an office, warehouse and storage facility; and 6050 West Virginia State Route 34 in Winfield, West Virginia, an office, warehouse and storage facility. The Company made aggregate annual payments under these leases of $321,000, in 1995. The Company believes that the terms of these leases are no less favorable than those which could have been negotiated in arms-length transactions and all rental payments made by the Company are equal to market rates.

           COMMON STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's shares of common stock as of March 22, 1996 by: (i) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of common stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer named in the following Summary Compensation Table and (iv) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, officer or shareholder, as the case may be.

           NAME AND ADDRESS                    AMOUNT AND NATURE          PERCENT
          OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(1)     OF CLASS
- ---------------------------------------    --------------------------     --------
Directors (Other Than Executive Officers):
  Norman E. Jackson                                    70,000                  *
  Edward G. Kemp                                           --                 --
Executive Officers (+ also serves as director):
  Toomas J. Kukk+(2)                                1,766,213(3)            23.1%
    807 E. Turkeyfoot Lake Road
    Akron, Ohio 44319
  Ernest M. Rochester+(4)                              67,000(3)               *
  Robert E. Rohr+                                     107,000(3)             1.4%
  Dale C. Crumley                                     165,691(3)             2.2%
  Scott R. Lowrie                                      42,000(3)               *
  Patrick F. Byrne                                     42,000(3)               *
Directors and Executive Officers as a               2,259,904(5)            28.7%
  Group (8 Persons)
Other Principal Beneficial Owners:
  Mark L. Rochester(6)                              2,066,064               27.3%
    3511 Greensburg Road
    North Canton, Ohio 44720
  FMR Corp. (7)                                       677,700                9.0%
    82 Devonshire Street
    Boston, Massachusetts 02109
  Linder Fund, Inc. (7)                               650,000                8.6%
    7711 Carondelet Avenue
    St. Louis, Missouri 63105

- ---------------

 *  Less than 1%.

(1) All shares are held with sole voting and sole investment power.
(2) Excludes 366,850 shares held by Mr. Kukk's immediate family, as to which he disclaims beneficial ownership.
(3) Ownership totals for Messrs. Kukk, Rochester, Rohr, Crumley, Lowrie and Byrne include 67,000, 67,000, 52,000, 37,000, 42,000 and 42,000 exercisable options, respectively.
(4) Excludes 10,000 shares held by Mr. Rochester's spouse, and 2,066,064 held by his son, Mark Rochester, as to which he disclaims beneficial ownership.
(5) Includes 307,000 shares as to which six executive officers hold currently exercisable options.
(6) Mr. Rochester is the son of Ernest M. Rochester, a director and executive officer of the Company.
(7) This information was obtained by the Company from Schedules 13G as filed with the Commission in January 1996 and February 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the annual and long-term compensation earned for the fiscal years ended December 31, 1995, 1994 and 1993 of the Company's chief executive officer ("CEO") and its next four most highly compensated executives who were officers of the Company at the end of 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                        ANNUAL COMPENSATION                      SECURITIES
                       -----------------------------------------------------     UNDERLYING
NAME AND PRINCIPAL                                            OTHER ANNUAL       OPTIONS(#)       ALL OTHER
     POSITION          YEAR      SALARY(1)      BONUS       COMPENSATION(1)         (2)          COMPENSATION
- -------------------    -----     ---------     --------     ----------------    ------------     ------------
Toomas J. Kukk,         1995     $ 173,174     $ 55,000            --              40,000          $  1,700(3)
  Chairman,             1994       135,256           --            --                  --                --
  President and         1993       133,000       20,000            --              32,000                --
  CEO
Robert E. Rohr          1995     $  93,796     $ 35,000            --              10,000             1,000(3)
  Vice President-       1994        83,220           --            --                  --             1,400
  Finance and           1993        80,000       20,000            --              10,000             2,000
  Treasurer
Dale C. Crumley         1995     $  93,856     $ 35,000            --              10,000             1,000(3)
  Vice President-       1994        84,787           --            --                  --             1,700
  Estimating/           1993        81,000       20,000            --              10,000             2,000
  Engineering
Scott R. Lowrie         1995     $  99,256     $ 35,000            --              10,000             1,000(3)
  General Counsel       1994        99,256           --            --                  --             1,500
                        1993        86,000       20,000            --              10,000             2,000
Patrick F. Byrne        1995     $  82,765     $ 35,000            --              10,000            11,303(4)
  Vice President-       1994        73,722       15,000            --                  --            10,769
  Operations

- ---------------

(1) No named executive officer received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2) Pursuant to the Company's 1991 Stock Option Plan, options awarded in 1993 and 1995, are exercisable on March 1, 1996 and April 1, 1997, respectively.

(3) The amount represents the total contributions by the Company to the 401(k) Savings Plan for the named officer.

(4) The amount represents the total contribution by the Company to Mr. Byrne's union-sponsored pension plan.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1991 Stock Option Plan during the fiscal year ended December 31, 1995, to the executive officers who are named in the Summary Compensation Table.

                             OPTION GRANTS IN 1995

                             INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
- ----------------------------------------------------------------------------      VALUE AT ASSUMED
                      NUMBER OF     PERCENTAGE OF                              ANNUAL RATES OF STOCK
                      SECURITIES    TOTAL OPTIONS                              PRICE APPRECIATION FOR
                      UNDERLYING     GRANTED TO      EXERCISE                     OPTION TERMS(3)
                       OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION   ----------------------
        NAME          GRANTED(1)        1995         SHARE(2)        DATE         5%           10%
- --------------------  ----------    -------------    ---------    ----------   ---------    ---------
Toomas J. Kukk          40,000           24.5%         $3.00      3-31-2005     $ 75,467    $ 191,249
Robert E. Rohr          10,000            6.1           3.00      3-31-2005       18,867       47,812
Dale C. Crumley         10,000            6.1           3.00      3-31-2005       18,867       47,812
Scott R. Lowrie         10,000            6.1           3.00      3-31-2005       18,867       47,812
Patrick F. Byrne        10,000            6.1           3.00      3-31-2005       18,867       47,812

- ---------------

(1) These options were granted on March 31, 1995, pursuant to the 1991 Stock Option Plan and become exercisable on April 1, 1997.

(2) The common stock closing market price on the date of grant, March 31, 1995, was $3.00. In general, an optionee's rights under an exercisable option shall cease upon termination of employment.

(3) Calculated on option terms of ten years beginning March 31, 1995, through March 31, 2005. The dollar amounts under these columns are the result of calculations at the five percent and ten percent assumed speculative appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation of the Company's Shares.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of stock options during the fiscal year ended December 31, 1995 and the unexercised stock options held at December 31, 1995 to purchase the Company's Shares by the executive officers who are named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1995
                       AND DECEMBER 31, 1995 OPTION VALUE

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                         SHARES                     UNEXERCISED OPTIONS AT DECEMBER          IN-THE-MONEY OPTIONS
                        ACQUIRED                               31, 1995                     AT DECEMBER 31, 1995(1)
                           ON           VALUE       -------------------------------     -------------------------------
       NAME             EXERCISE      REALIZED      EXERCISABLE    UNEXERCISABLE(2)     EXERCISABLE    UNEXERCISABLE(2)
- -------------------    ----------     ---------     ----------     ----------------     ----------     ----------------
Toomas J. Kukk                --      $      --       35,000            72,000           $ 30,625          $ 42,000
Robert E. Rohr           105,000        140,625       42,000            20,000             10,500            11,250
Dale C. Crumley           25,000         18,750       27,000            20,000              6,125            11,250
Scott R. Lowrie           22,800         20,400       32,000            20,000             10,500            11,250
Patrick F. Byrne          33,000         45,000       32,000            20,000             10,500            11,250

- ---------------

(1) Calculated on a per share basis as the amount, by which the fair market value of the underlying Share represented by an option exceeds, as of December 29, 1995, (last day of trading for the fiscal year ended December 31, 1995) the per share exercise price of the option.

(2) In general, an optionee's rights under an unexercisable option shall cease upon termination of employment.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

     The following report of the Compensation Committee describes the philosophy, objectives and components of the Company's executive compensation programs for 1995 and discusses the determinations concerning the compensation for the President and Chief Executive Officer of the Company for 1995.

     The Company has established an executive compensation program which properly recognizes each executive's contributions to operating performance based upon the accomplishment of planned objectives and underscored by profitability. The compensation of executive officers, including the Chief Executive Officer ("CEO"), is a mix of base salary and awards, if any, under the Company's Incentive Compensation Program and Stock Option Plan. Base salaries for the Company's executive officers are lower than a level deemed by the Committee to be competitive compared to compensation paid to executives of similar companies. This is in recognition of the potential for additional compensation through the award programs.

     The Incentive Compensation Program is designed to enhance financial performance, customer service and corporate efficiency through a performance-based cash incentive award. Each year, the Committee evaluates the overall performance of the Company and determines the maximum potential incentive award for executives. Executives are evaluated on the basis of performance against a combination of corporate and individual goals. With respect to the CEO's incentive compensation, the Committee meets in the absence of the CEO to evaluate his performance. The Committee may grant an income award to the CEO when the Company meets targeted level of net income and for other factors which result in the long-term strengthening of the Company. Specifically, this performance was considered by the Committee and reflected in the incentive compensation of the CEO. The Committee reports on all executive evaluations to the other outside members of the Board.

     The stock option grants are proposed by the CEO for the Company's key employees (other than himself) and are subject to approval by the Committee. The Committee establishes a stock option grant for the CEO. The purpose of the stock option plan is to attract and retain capable executive officers and other key employees and to provide an inducement for them to promote the best, long term interests of the Company and its shareholders. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. The number of options granted to each participant is determined by his or her performance and opportunity for contribution to the overall profitability of the Company.

     In conclusion, the Committee believes that the compensation policies and practices of the Company herein described are fair and equitable and are in keeping with the best interests of the Company, its employees and shareholders.

     Submitted March 6, 1996 and signed by the members of the Compensation
Committee:

              Ernest M. Rochester, Chairman
              Edward G. Kemp
              Norman E. Jackson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Ernest M. Rochester, Edward G. Kemp and Norman E. Jackson. Mr. Rochester is Secretary and Vice Chairman of the Board of the Company. Mr. Kemp and Mr. Jackson are independent directors of the Company, and are neither officers of the Company nor affiliated with any principal shareholder of the Company. In addition, see "Transactions And Other Arrangements With Management".

     None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 1995, all such Section 16(a) filing requirements were complied with.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return for the Company's common stock with the similar returns for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq-U.S.") and a peer group consisting of Kimmins Environmental Service Corp., NSC Corp. and PDG Environmental Inc. ("Peer Group") selected by the Company for the period from December 31, 1990 to December 31, 1995. The Nasdaq Stock Market-U.S. has been selected as the required broad equity market index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1990 and that all dividends, if any, were reinvested when paid. The Company has not paid any dividends on its Common Stock during this period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CHEMPOWER, INC., NASDAQ-U.S. AND PEER GROUP
                    (DECEMBER 31, 1990 TO DECEMBER 31, 1995)

      MEASUREMENT PERIOD      CHEMPOWER,
    (FISCAL YEAR COVERED)        INC.         NASDAQ-U.S.     PEER GROUP
12-31-90                         100             100             100
12-31-91                         135             161             107
12-31-92                         117             187              83
12-31-93                         117             215              69
12-31-94                         135             210              49
12-31-95                         130             296              58

     The preceding sections entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission, will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

2.  APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of its Audit Committee, the Board of Directors of the Company has selected McGladrey & Pullen, LLP as independent auditors, subject to shareholder approval, to examine and audit the financial statements of the Company for the fiscal year ending December 31, 1996. McGladrey & Pullen, LLP were the independent auditors of the Company for the fiscal year ended December 31, 1995. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

3.  PROPOSED AMENDMENT TO THE 1991 INCENTIVE/NON-QUALIFIED STOCK OPTION PLAN

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1991 Incentive/Non-Qualified Stock Option Plan of Chempower, Inc. (the "1991 Plan") to increase the number of Shares of common stock reserved for use upon the exercise of awards to be granted from time to time under the 1991 Plan to an aggregate of 1,300,000 shares. The current number of Shares reserved in connection with the 1991 Plan is 600,000.

     The amendment increasing the number of Shares reserved is proposed and was adopted by the Board of Directors in the belief that the 1991 Plan is accomplishing its goal of providing additional incentive to persons who can contribute significantly to the success of the business of the Company and that the Company should be in a position to continue to make grants. The 1991 Plan presently provides for the issuance of 600,000 shares. As of March 1, 1996, the Company had granted 596,000 options to purchase Shares to executive officers and key employees under the 1991 Plan.

     In addition, the Company has granted stock options pursuant to the 1991 Plan, subject to shareholder approval of the amendment, as follows: Mr. Kukk, options to purchase 75,000 shares; Mr. Rochester, options to purchase 75,000 shares; Mr. Rohr, options to purchase 10,000 shares; Mr. Crumley, options to purchase 10,000 shares; Mr. Byrne, options to purchase 10,000 shares; Mr. Lowrie, options to purchase 10,000 shares; all current executive officers as a group, options to purchase 190,000 shares; and all employees who are not executive officers, as a group, options to purchase 109,000 shares. The Company anticipates making additional stock option grants in the future, thus making it necessary to amend the 1991 Plan by increasing the number of shares available under the 1991 Plan. The options granted under the 1991 Plan subject to shareholder approval have not vested. The Board believes that it is in the best interests of the Company and its shareholders to approve the proposed amendment.

                          Description of the 1991 Plan

     On January 25, 1991, the Board of Directors of the Company adopted the 1991 Plan subject to approval by the Company's shareholders. The shareholders of the Company approved the 1991 Plan on May 2, 1991.

     The 1991 Plan provides for the issuance of stock options to purchase Shares, $.10 par value, of the Company, subject to adjustment in the event of share dividends, share splits, or other changes in the Company's capitalization. Options granted under the 1991 Plan will be either non-qualified or "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended. The exercise price of incentive stock options issued under the 1991 Plan shall in no event be less than the fair market value of the Company's Shares at the time of grant of such option. The 1991 Plan is administered by the Stock Plan Committee (the "Committee") of the Board of Directors.

     Agreements evidencing options may contain such terms and conditions, consistent with the terms of the 1991 Plan, as the Committee may determine. The 1991 Plan also provides that the Committee may, under such terms and conditions as the Committee deems appropriate, accept the surrender of an optionee's right to exercise an option, or portion thereof, issued under the 1991 Plan and authorize a payment of an amount equal to the difference between the aggregate exercise price of the surrendered option, or portion thereof, and the aggregate fair market value of the Shares underlying the surrendered option on the date of surrender. Such payment may be made in cash, in Shares, or partly in cash and partly in Shares, as the Committee may determine. The 1991 Plan also permits participants to exercise stock options granted under the 1991 Plan by delivering already-owned Shares of the Company, in addition to or in lieu of cash, in payment thereof; however, pyramiding is not permitted under the terms of the 1991 Plan.

     Non-qualified stock options will not result in any taxable income to the optionee or deduction to the Company at the time they are granted. In general, the holder of non-qualified stock options will realize taxable ordinary compensation income at the time of the exercise of the option in an amount measured by the excess of the then fair market value of the Shares over the option price. The tax basis to the optionee for non-qualified option Shares acquired would be the option price plus such taxable ordinary compensation income and, when the optionee disposes of the shares, capital gain or loss will be recognized, either long or short term, depending on the holding period of the Shares. The amount included in the income of the optionee of non-qualified options as ordinary taxable income will measure the amount of deduction to which the Company is entitled.

     Incentive stock options will not result in taxable income to the optionee or a deduction to the Company at the time granted or at the time exercised if holding period requirements are observed. The optionee must hold the stock more than two years from the date of grant and one year from date of exercise. If these holding requirements are met, the optionee will receive capital gain treatment and the Company no deduction. If these holding requirements are not met, in general, the optionee has ordinary taxable income and the Company a deduction measured by the excess of the fair market value of the Shares at the time of exercise or disqualifying sale over the option price, whichever produces a lesser gain. The tax basis to the optionee for Shares acquired on exercise of the incentive stock option would be the option price. The difference between the fair market value at the date of exercise and the option price of the incentive stock option will generally be an item of tax preference. Thus, it will have to be included when making the alternative minimum tax calculation for the year in which the incentive stock option was exercised.

     Upon an optionee's receipt of cash or Shares in exchange for surrender of the optionee's right to exercise an option, or portion thereof, the amount of any cash received and the fair market value of any Shares received will be taxable to the optionee as ordinary income and, in general, will measure the amount of the deduction to which the Company is entitled.

                               New Plan Benefits

     The table below sets forth, for each of the executive officers named in the Summary Compensation Table and the groups identified below, information regarding the benefits granted by the Board of Directors subject to approval by the shareholders.

                                 THE 1991 PLAN

                  NAME AND POSITION                     DOLLAR VALUE($)      NUMBER OF UNITS
- -----------------------------------------------------   ----------------     ---------------
Toomas J. Kukk
  Chairman of the Board of Directors, Chief Executive
  Officer and President..............................         (a)                 75,000
Ernest M. Rochester
  Vice Chairman and Secretary........................         (a)                 75,000
Robert E. Rohr
  Vice President-Finance, Chief Financial Officer and
  Treasurer..........................................         (a)                 10,000
Dale C. Crumley
  Vice President-Estimating/Engineering..............         (a)                 10,000
Patrick F. Byrne
  Vice President of Operations.......................         (a)                 10,000
Scott R. Lowrie
  General Counsel....................................         (a)                 10,000
Executive Officer Group..............................         (a)                190,000
Non-Executive Director Group.........................          --                     --
Non-Executive Officer Employee Group.................         (a)                109,000

- ---------------

(a) All options granted under the 1991 Plan, and subject to shareholder approval, have been granted at the exercise price of $3.75 per share (the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. As of March 1, 1996, the closing price of a share of Common Stock as reported on the NASDAQ Exchange was $3.75.

                          Vote Necessary for Approval

     The affirmative vote of the holders of a majority of the votes entitled to vote and present in person or by proxy at the Annual Meeting of Shareholders is required for adoption of the amendment to the 1991 Plan. The Board of Directors recommends a vote for ratification and approval of the amendment to the 1991 Plan.

4.  OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting and knows of no other matters to be brought before the meeting. However, as to any other business that properly may be brought before the meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals by shareholders for inclusion in the 1997 Annual Meeting Proxy Statement must be received by the Company's Secretary at its executive offices, 807 East Turkeyfoot Lake Road, Akron, Ohio 44319, no later than November 30, 1996. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                            EXPENSE OF SOLICITATION

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

     You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board of Directors. Written requests should be directed to:

                                Ms. Beth A. Yake
                           Investor/Public Relations
                                Chempower, Inc.
                         807 East Turkeyfoot Lake Road
                               Akron, Ohio 44319
                                 (330) 896-4202

                                            By Order of the Board of Directors,
                                            ERNEST M. ROCHESTER
                                            Secretary

                                    CHEMPOWER, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                      MAY 2, 1996

           The undersigned hereby appoints Mark A. Milhoan and Scott R. Lowrie and each of them, proxies to represent the undersigned with full power of substitution, at the Annual Meeting of Shareholders of Chempower, Inc. to be held on Thursday, May 2, 1996, at 2:00 P.M., local time, at the Holiday Inn, I-77 and Arlington Road, Akron, Ohio 44312 and at any and all adjournments thereof:

       1. ELECTION OF DIRECTORS

       / / FOR all nominees listed below except (as marked to the contrary below).

       / / WITHHOLD AUTHORITY to vote for all nominees listed below.

         Toomas J. Kukk    Ernest M. Rochester    Edward G. Kemp    Norman E.
                                Jackson    Robert E. Rohr

       2. PROPOSAL TO RATIFY THE SELECTION OF McGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                   / / FOR          / / AGAINST          / / ABSTAIN

       3. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1991 INCENTIVE/NON-QUALIFIED STOCK OPTION PLAN

                   / / FOR          / / AGAINST          / / ABSTAIN

       4. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued, and to be signed, on the other side)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
                                                Dated:                    , 1996

                                                --------------------------------

                                                --------------------------------
                                                  Signatures of Shareholder(s)

                                                NOTE: Signature should agree
                                                with name on stock certificate
                                                as printed hereon. Executors,
                                                administrators, trustees and
                                                other fiduciaries should so
                                                indicate when signing.

          / / I PLAN TO ATTEND THE MEETING IN AKRON, OHIO AT 2:00 P.M. ON MAY 2,
                                                                           1996.

                        PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.